INVESTOR PRESENTATION AUGUST 2016

Forward Looking Statements Some of the information included herein may contain forward-looking statements within the meaning of the federal securities laws. Forward- looking statements give our current expectations and may contain projections of results of operations or of financial condition, or forecasts of future events. Words such as “may,” “assume,” “forecast,” “position,” “predict,” “strategy,” “expect,” “intend,” “plan,” “estimate,” “anticipate,” “could,” “believe,” “project,” “budget,” “potential,” or “continue,” and similar expressions are used to identify forward-looking statements. They can be affected by assumptions used or by known or unknown risks or uncertainties. Consequently, no expected results of operations or financial condition or other forward-looking statements can be guaranteed. When considering these forward-looking statements, you should keep in mind the risk factors and other cautionary statements in Hi-Crush Partners LP’s (“Hi-Crush”) reports filed with the Securities and Exchange Commission (“SEC”), including those described under Item 1A, “Risk Factors” of Hi-Crush’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015 and any subsequently filed Quarterly Report on Form 10-Q. Actual results may vary materially. You are cautioned not to place undue reliance on any forward-looking statements. You should also understand that it is not possible to predict or identify all such factors and should not consider the risk factors in our reports filed with the SEC or the following list to be a complete statement of all potential risks and uncertainties. Factors that could cause our actual results to differ materially from the results contemplated by such forward-looking statements include: the volume of frac sand we are able to sell; the price at which we are able to sell frac sand; the outcome of any pending litigation; changes in the price and availability of natural gas or electricity; changes in prevailing economic conditions; and difficulty collecting receivables. All forward-looking statements are expressly qualified in their entirety by the foregoing cautionary statements. Hi-Crush’s forward-looking statements speak only as of the date made and Hi-Crush undertakes no obligation to update or revise its forward-looking statements, whether as a result of new information, future events or otherwise. 2

Taking Steps to Create Value During a Recovery 3 Focusing on Cost Reductions • Optimizing origin / destination pairings to minimize freight costs and efficiently manage our railcar fleet • Temporarily idled Augusta to maximize production from our lowest cost plants; elected to run sponsor’s Blair facility and temporarily idle sponsor’s Whitehall facility • Actions taken to ensure a lean cost structure across our entire business Partnering with Long- Term Customers • Continue to sell a majority of our sand through our long-term customer relationships • Working with customers to reduce costs along the entire sand supply chain • Strategically partnering with market-leading customers to best position for an eventual recovery Enhancing Liquidity & Capital Flexibility • Completed two primary common unit offerings, raising $100mm+ of gross proceeds and significantly strengthening our capital position; executed third amendment to revolver to improve flexibility • 2016 capex budget of $15-$20mm for highly strategic investments; remains flexible based on market conditions

Improved Liquidity & Flexibility to Create Opportunity

- Added liquidity

First Primary Common Unit Offering

- In April 2016, completed a primary offering of 6.9 million common units
- Raised ~$50 million in gross proceeds
- Underwritten offering

Liquidity

- Enhanced flexibility

Credit Facility Amendment

- In April 2016, completed third amendment to revolver facility
- Eliminates 2016 EBITDA minimum requirements
- Reduces 1Q17 EBITDA minimum; allows for equity cures

Flexibility

Liquidity

- Created opportunity

Second Primary Common Unit Offering

- In June 2016, completed a second primary offering of ~5.2 million common units
- Raised ~$53 million in gross proceeds
- Proceeds fully repaid revolver borrowings

Opportunity

Flexibility

Liquidity

HI CRUSH PARTNERS LP
Performance Under Pressure
4

Credit Facility Amendment Adds Flexibility 5 1) Calculated as: (Fixed assets book value + eligible accounts receivable and inventory) / total funded debt 2) Effective Period through June 29, 2017 3) Leverage and interest coverage ratios for 2Q17-4Q17 based on annualized figures n/a n/a n/a -5.0 5.0x 4.5x 4.0x 3.5x -4.0x 1.0x 6.0x -10.0 0.0 10.0 2Q16 3Q16 4Q16 1Q17 2Q17 3Q17 4Q17 1Q18+ $mm Trailing 6 Month EBITDA Minimum Leverage Ratio Maximum3 Amendment eliminates EBITDA minimums through end of 2016 • Pre-2017 Covenants: Eliminates EBITDA minimums through YE16, lowers 1Q17 covenant • Equity Cure: Equity cure provision available to cover any covenant shortfalls • Capacity: Adjusts total revolver capacity to $75 million (from $100 million) • Post-2017 Covenants: Same leverage ratio max & interest coverage minimum beginning 6/30/17, but with new equity cure provision • Capex: Maximum allowed capex of $28 million for FY 2016 (guidance of $15-$20 million) • Asset Coverage1: Minimum of 1.0x to draw funds during Effective Period2 • Permitted Distributions: Limited to 50% of DCF less scheduled amortization payments during Effective Period2 Amendment Changes Unchanged Terms Executed third amendment to revolving credit facility in April 2016 New equity cure provision available to address any potential EBITDA covenant shortfalls

Leveraging Our Competitive Advantages 6 1) 20/100 mesh capacity, including Sponsor’s Whitehall facility and Blair facility (completed in March 2016). Includes 5.72 mm tons of annual 20/100 mesh capacity at Augusta and Whitehall facilities, which are temporarily idled due to market conditions. Factor Our Position The Hi-Crush Advantage Size & Scale Four facilities, two Class- 1 rail origins, 10.4 mm1 tons of annual capacity Top-tier supplier with operational flexibility and ability to meet increasingly dynamic customer needs Low Cost Market leading cost structure Meaningful competitive financial and operational advantage in the current price and volume downturn Distribution Network Strategic and expanding distribution terminal network Improved frac sand supply chain with lower total delivered costs, from mine to well site Customer Relationships Strong, long-term relationships Gaining market share through close partnerships with key customers, vendor consolidation, and supply attrition Balance Sheet Ample liquidity and significant capital flexibility Provides resources needed for recovery, offering optionality for potential market opportunities Focused Strategy A clear strategy to manage near-term and win long-term Positioned to profitably capture long- term market share during the recovery

Frac Sand Volumes in the Downturn 7 Source: Company filings, Bloomberg. 8 4 9 T B D T B D T B D 0 200 400 600 800 1,000 1,200 1,400 1,600 1,800 HCLP FMSA EMES SLCA 000s tons 2Q15 3Q15 4Q15 1Q16 2Q16 1,190 859 849 421 0 200 400 600 800 1,000 1,200 1,400 HCLP (000s Tons Sold) U.S. Rig Count (Total) 2Q15 2Q16 -29% -51% Frac Sand Volumes by Quarter Frac Sand Volumes vs. Rigs Market share consolidation trend continues despite pressure on industry volumes

Raw Frac Sand Market Share 8 Frac Sand >92% of Proppant Consumption <25% of Frac Sand Capacity = Brown Sand Source: PropTester • Frac sand accounted for 92% of proppant consumption in 2015 • Frac sand market share up from 71% in 2009 due to growth in demand relative to other proppant types Frac Sand Capacity by Grade / Type Proppant Consumption by Type • Brown and “river sand” accounts for <20% of 20-70 mesh capacity • Region-specific – mostly in Texas • Not appropriate for many applications due to lower crush strength Frac Sand, 92.3% Ceramic, 4.1% Resin Coated, 3.6% Northern White frac sand overwhelmingly largest component of the proppant market 83% 84% 77% 58% 75% 17% 16% 23% 42% 25% 0% 20% 40% 60% 80% 100% 20/40 30/50 40/70 100 Total Northern White (Tier 1) Brown (Tier 2&3)

Strong Frac Sand Fundamentals 9 Factors Supporting a Recovery • Supply reduced as producers idle or shut down operations • Net new sand supply pushed out to 2017+ as projects are delayed or cancelled • Sand intensity trends key driver of increased demand; “super fracs” growing to 15,000+ tons per well • Drilled but uncompleted well (“DUC”) backlog represents significant pent-up demand Targeting of Shale & Unconventional Increased Horizontal Drilling Longer Laterals Lengths More Stages per Foot More Sand per Stage More Wells Drilled per Rig GREATER FRAC SAND INTENSITY Greater frac sand intensity driven by multiple unchanged factors

Rig / Completion Rate Impact on Sand Demand1 10 10 rigs 20 days 18 wells 18 wells 180 wells 2,500 tons 450,000 tons Rig Count # of rigs Rig Efficiency Days/well drilled Rig Productivity Wells drilled/year/rig Completions Well completions/year/rig Wells Completed Well completions/year Sand Usage Tons/well Company XYZ Demand Tons/year 5 rigs 16 days 22 wells 17 wells 85 wells 4,500 tons 382,500 tons -50% +20% Calculated -25% Calculated +80% -15% Before After Company XYZ 1) Hypothetical example for illustrative purposes only; some results rounded

Incentivized Management Team 11 39% 61% 100% 100% 100% 98% 100% 100% 72.2% LP 27.8% LP, IDRs Note: 1 Blair facility began operations March 2016. 2 2% of Augusta owned by Sponsor. Wyeville Augusta2 Whitehall Blair1 Hi-Crush Proppants LLC (Sponsor) Avista Capital Parters and Co-Investors Management & Directors Hi-Crush Partners LP (NYSE: HCLP) Public Unitholders Operating Subsidiaries Hi-Crush GP LLC (General Partner)

Hi-Crush Operations

Our Model – Q2 2016 Operating Results 13 Sold FOB plant direct to customer Sand delivered to terminal via rail Customer truck delivers to well site Sold at terminal to customer Freight costs Class-1 and short-line rail 2Q16 Sales Volumes: 849,263 tons Terminal locations Q2 2016 51% 49% FOB Plant In-Basin

Hi-Crush Ranks Among Largest in Industry 14 #1 in Wisconsin #2 in World Largest production capacity of frac sand in Wisconsin Second largest production capacity of frac sand in the world 10.4 million1 tons capacity 1) 20/100 mesh capacity, including Sponsor’s Whitehall facility and Blair facility (completed March 2016). Includes 5.72 mm tons of annual 20/100 mesh capacity at Augusta and Whitehall facilities, which are temporarily idled due to market conditions. Source: Internal estimates

Logistics Flexibility Critical 15 Sandstone Formations Sponsor’s Whitehall Facility • Access to all major U.S. oil and gas basins • Direct loading and unloading of unit trains • Multiple owned and operated in-basin terminals across Marcellus and Utica shales and two located in Permian Basin • Expanding our terminal network in the Permian and DJ Basins for more efficient in-basin deliveries • Strong relationships with multiple Class-1 and short- line railroads HCLP Sand Facilities Sponsor Sand Facility Distribution Terminals1 Basin Play 1) Map reflects owned and operated terminals only; does not include third-party terminals utilized by Hi-Crush to deliver sand to customers.

Efficient Railcar Management 16 Railcar Fleet 3/31/15 6/30/15 9/30/15 12/31/15 3/31/16 6/30/16 Leased or Owned 2,880 2,898 3,542 3,947 4,142 4,214 Customer or System 3,502 2,452 2,191 2,104 1,869 1,546 Total 6,382 5,350 5,733 6,051 6,011 5,760 In Storage - - 250 1,906 1,913 1,161 Quarterly Lease Costs (for the quarter ending) $4.7 mm $5.0 mm $5.9 mm $6.6 mm $7.1 mm $7.5 mm • Returned all system cars • Pushed out new deliveries; ~700 scheduled to be delivered over the next two years; weighted toward year-end 2017 and 2018 • Storage costs in 2016 estimated to be $0.5 - $1.0 million per quarter Railcar Management Update We continue to efficiently manage our railcar fleet

Financial Results

Comparison to Prior Quarters and Prior Year

$ in 000s, except per unit/ton	Q2 2015	Q3 2015	Q4 2015	Q1 2016	Q2 2016
Revenues	$ 83,958	$ 81,494	$ 72,077	$ 52,148	$ 38,429
Adjusted EBITDA[1]	$ 19,195	$ 13,426	$ 19,699	($ 10,952)	($ 3,442)
Adjusted EPU (basic)[1]	$ 0.31	$ 0.15	$ 0.36	($ 0.48)	($ 0.26)
Adjusted EPU (diluted)[1]	$ 0.31	$ 0.15	$ 0.35	($ 0.48)	($ 0.26)
Sales volumes (tons)	1,190,156	1,409,032	1,209,171	962,998	849,263
Contribution margin ($/ton)[2]	$20.67	$14.00	$ 9.66	$ 2.41	$ 1.97
Distributions per unit[3]	**$ 0.475**	-	-	-	-

- Increasing sand intensity more than offset by lower well completions
- Working with customers and vendors to lower delivered cost at terminal locations and to the wellhead
- Preserving and enhancing capital and financial flexibility while investing for the eventual recovery

1) Adjusted EBITDA and adjusted earnings per unit for Q3 2015, Q4 2015, Q1 2016, and Q2 2016 include add-backs for one-time expenses related to impairments and restructuring
2) Contribution margin is defined as total revenues less costs of goods sold excluding depreciation, depletion and amortization. Contribution margin excludes other operating expenses and income, including costs not directly associated with the operations of our business such as accounting, human resources, information technology, legal, sales and other administrative activities
3) Represents distributions declared for the quarter

HI CRUSH PARTNERS LP
Performance Under Pressure
18

Second Quarter 2016 Summary 19

Second Quarter 2016 Summary – EBITDA & DCF 20 a) Maintenance and replacement capital expenditures, including accrual for reserve replacement, were determined based on an estimated reserve replacement cost of $1.35 per ton produced and delivered during the period. Such expenditures include those associated with the replacement of equipment and sand reserves, to the extent that such expenditures are made to maintain our long- term operating capacity. The amount presented does not represent an actual reserve account or requirement to spend the capital.

Reconciliation of Adjusted Net Income & EPU 21

Improved Liquidity and Financial Flexibility 22 $ in 000s As of June 30, 2016 Cash $ 39,657 Revolver $ 0 Term loan1 190,166 Other notes payable 4,991 Total debt $ 195,157 Net debt $ 155,500 Net debt / LTM Adj. EBITDA 8.30x Revolver availability2 $ 67,413 Available liquidity3 $ 107,070 1) Senior secured term loan: $200 mm original face value at L+3.75%; rated Caa1 and B+ by Moody’s and Standard & Poor’s, respect ively; includes accordion feature to increase capacity to $300 mm. Presented net of discounts and issuance costs. 2) Revolving credit agreement at 6/30/16: $67.4 mm available at L+4.50% ($75 mm capacity less $7.6 mm of LCs); includes accordion feature to increase capacity to $100 mm. 3) Revolver availability plus cash.